Exhibit 99.2

Hoth Therapeutics Inc. Announces Closing of Initial Public Offering

NEW YORK, NY, February 20, 2019 /GlobeNewswire/ Hoth Therapeutics Inc. (“Hoth” or the “Company”), a development stage biopharmaceutical company focused on unique targeted therapeutics for patients suffering from indications such as atopic dermatitis, also known as eczema, today announced the closing of its initial public offering of 1,250,000 shares of its common stock at an initial offering price to the public of $5.60 per share, resulting in aggregate gross proceeds of $7.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses. In addition, Hoth has granted the underwriters a 30-day option to purchase up to an additional 187,500 shares of common stock at the initial public offering price, less the underwriting discount, to cover over-allotments, if any.

Hoth’s common stock began trading on the Nasdaq Capital Market on February 15, 2019 under the ticker symbol “HOTH”.

Laidlaw & Company (UK) Ltd. acted as the sole book-running manager for the offering. The Benchmark Company, LLC served as Qualified Independent Underwriter for the offering.

A registration statement relating to this offering was filed with, and declared effective by, the Securities and Exchange Commission on February 14, 2019. The offering of these shares was made by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained from Laidlaw & Company (UK) Ltd., Attention: Syndicate Department, 521 Fifth Avenue, New York, NY 10175, by telephone at (212) 953-4900 or by email at syndicate@laidlawltd.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Hoth Therapeutics Incorporated

Hoth Therapeutics Inc., a Nevada corporation, is a development stage biopharmaceutical company focused on unique targeted therapeutics for patients suffering from indications such as atopic dermatitis, also known as eczema. Hoth has exclusive worldwide rights to the BioLexa Platform. Hoth intends to use the BioLexa Platform to develop two different topical cream products: (i) a product to treat eczema and (ii) a product that reduces post-procedure infections, accelerates healing and improves clinical outcomes for patients undergoing aesthetic dermatology procedures. Hoth’s initial focus will be on the development of the BioLexa Platform for the treatment of eczema. Eczema is a disease that results in inflammation of the skin and is characterized by rash, red skin, and itchiness. Eczema is also referred to as atopic dermatitis.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations Contact:

Phone: (646) 756-2997

Email: investorrelations@hoththerapeutics.com

www.hoththerapeutics.com